                                           AMERICAN SKANDIA ADVISOR FUNDS, INC.
                                                  SUB-ADVISORY AGREEMENT
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THIS  AGREEMENT  is between  American  Skandia  Investment  Services,  Incorporated  and  Prudential  Investments  LLC (the
"Investment  Manager") and Sanford C. Bernstein & Co., LLC (the "Value  Sub-Adviser") and Alliance Capital  Management L.P.
(the "Growth Sub-Adviser") (each a "Sub-Adviser" and collectively, the "Sub-Advisers") .

                                                    W I T N E S S E T H
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WHEREAS,  American Skandia Advisor Funds, Inc. (the "Company") is a Maryland corporation  organized with one or more series of shares and is registered as an open-end  management  investment  company  under the  Investment  Company Act of 1940, as amended (the "ICA"); and

WHEREAS,  the Investment Manager is an investment adviser registered under the Investment  Advisers Act of 1940, as amended
(the "Advisers Act"); and

WHEREAS,  the Board of Directors of the Company (the "Directors") have engaged the Investment  Manager to act as investment manager for the ASAF Alliance/  Bernstein Growth + Value Fund (the "Fund"),  one series of the Company,  under the terms of a management agreement, dated May 1, 2003, with the Company (the "Management Agreement"); and

WHEREAS,  the Investment Manager,  acting pursuant to the Management  Agreement,  wishes to engage the Value Sub-Adviser to provide  investment  advice and other  investment  services  set forth below for the value  portion of the Fund (the "Value
Portfolio")  which will consist of approximately 50 per cent of the investable  assets of the Fund and to engage the Growth
Sub-Adviser to provide  investment  advice and other investment  services for the remainder of the investable assets of the
Fund (the "Growth  Portfolio")  (together,  the  "Portfolios"),  and the  Directors  have  approved the  engagement  of the
Sub-Advisers, to provide such investment advice and other investment services.

NOW, THEREFORE, the Investment Manager and the Sub-Advisers agree as follows:

1.       Investment Services.  The Sub-Advisers  together will formulate and implement a continuous  investment program for
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the Fund conforming to the investment  objective,  investment  policies and restrictions as set forth in the Prospectus and
Statement  of  Additional  Information  of the  Company  as in  effect  from  time to  time  (together,  the  "Registration
Statement"),  the  Articles  of  Incorporation  and  By-laws  of the  Company,  and  any  investment  guidelines  or  other instructions  received by the  Sub-Advisers  in writing from the  Investment  Manager from time to time.  Any amendments to the foregoing  documents will not be deemed effective with respect to either of the Sub-Advisers  until such  Sub-Adviser's receipt  thereof.  The  appropriate  officers  and  employees  of the  Sub-Advisers  will be  available to consult with the
Investment  Manager,  the Company and the Directors at reasonable times and upon reasonable  notice concerning the business of the Company,  including  valuations of securities which are not registered for public sale, not traded on any securities market or otherwise may be deemed  illiquid for purposes of the ICA;  provided it is understood that the  Sub-Advisers  are not responsible for daily pricing of the Fund's assets.

         Subject to the supervision and control of the Investment Manager,  which in turn is subject to the supervision and control of the  Directors,  the  Sub-Advisers  in their  discretion  will determine  which issuers and  securities  will be purchased,  held,  sold or exchanged by the portions of the Fund under their  management  or otherwise  represented  in the
Fund's  investment  portfolios  from time to time and,  subject to the provisions of paragraphs 3 and 4 of this  Agreement, will place  orders with and give  instructions  to brokers,  dealers  and others for all such  transactions  and cause such transactions to be executed.  Either of the  Sub-Advisers may delegate its investment  advisory and other  responsibilities and  duties  hereunder  to an  affiliated  person  of such  Sub-Adviser,  subject  to such  Sub-Adviser  retaining  overall responsibility  for such powers and functions and any and all  obligations  and  liabilities in connection  therewith.  The
Value Sub-Adviser  shall be responsible for and supervise the activities of the  Sub-Advisers,  including the Sub-Advisers'
compliance  responsibilities  hereunder and allocation of Fund assets between the Growth and Value  Portfolios as described in the  Registration  Statement.  The  Sub-Advisers  shall be  jointly  responsible  for the  provision  of the  investment advisory and other  services  contemplated  by this  Agreement.  Custody of the Fund will be maintained by a custodian bank
(the  "Custodian")  and the Investment  Manager will authorize the Custodian to honor orders and  instructions by employees of the  Sub-Advisers  designated  by the  Sub-Advisers  to settle  transactions  in respect of the  Portfolios  under their respective  management,  and to honor orders and instructions by employees of the Value Sub-Adviser regarding allocation of daily net Fund purchase  proceeds between the Growth and Value  Portfolios.  No assets may be withdrawn from the Fund other than for settlement of transactions  on behalf of the Fund except upon the written  authorization  of appropriate  officers of the Company who shall have been certified as such by proper authorities of the Company prior to the withdrawal.

         The Sub-Advisers will not be responsible for the provision of administrative,  bookkeeping or accounting  services to the Fund except as specifically  provided herein,  as required by the ICA or the Advisers Act or as may be necessary for the Sub-Advisers to supply to the Investment Manager,  the Fund or the Fund's  shareholders the information  required to be provided  by the  Sub-Advisers  hereunder.  Any  records  maintained  hereunder  shall  be the  property  of the  Fund  and surrendered promptly upon request.

         In furnishing the services under this  Agreement,  the  Sub-Advisers  will comply with and use its best efforts to enable  the  Fund to  conform  to the  requirements  of:  (i) the ICA and  the  regulations  promulgated  thereunder;  (ii)
Subchapter M of the Internal Revenue Code and the regulations  promulgated  thereunder;  (iii) other applicable  provisions of state or federal law; (iv) the Articles of  Incorporation  and By-laws of the Company;  (v) policies and  determinations of  the  Company  and  the  Investment  Manager  provided  to  the  Sub-Advisers  in  writing;  (vi)  the  fundamental  and non-fundamental  investment policies and restrictions  applicable to the Fund, as set out in the Registration  Statement of
the Company in effect,  or as such  investment  policies  and  restrictions  from time to time may be amended by the Fund's shareholders  or the Directors and  communicated to the  Sub-Advisers in writing;  (vii) the  Registration  Statement;  and
(viii) investment  guidelines or other instructions  received in writing from the Investment  Manager.  Notwithstanding the foregoing,  the Sub-Advisers  shall have no responsibility to monitor compliance with limitations or restrictions for which information  from the  Investment  Manager or its  authorized  agents is  required  to enable the  Sub-Advisers  to monitor compliance with such limitations or restrictions  unless such  information is provided to the Sub-advisers in writing.  The
Sub-Advisers  shall  supervise and monitor the  activities  of their  respective  representatives,  personnel and agents in connection with the investment program of the Fund.

         Nothing in this Agreement shall be implied to prevent the Investment  Manager from engaging other  sub-advisers to provide  investment  advice  and other  services  to the Fund or to  series  or  portfolios  of the  Company  for which the
Sub-Advisers  do not provide such  services,  or to prevent the Investment  Manager from providing such services  itself in relation  to the Fund or such  other  series or  portfolios.  In the event  that the  Investment  Manager  engages  another sub-adviser to provide  investment advice and/or services to the Fund or to the Portfolios,  the Investment  Manager agrees to  provide  the  Sub-Advisers  with  written  notice  of such  engagement.  The  Sub-Advisor  and the  Investment  Manager understand and agree that if the  Investment  Manager  manages the Fund in a  "manager-of-managers"  style,  the Investment
Manager will,  among other things,  (i) continually  evaluate the performance of the Sub-Advisor  through  quantitative and qualitative  analysis and  consultations  with the Sub-Advisor,  (ii) periodically  make  recommendations  to the Company's
Board as to whether the  contract  with one or more  sub-advisors  should be renewed,  modified  or  terminated,  and (iii)
periodically  report to the  Company's  Board  regarding  the  results of its  evaluation  and  monitoring  functions.  The
Sub-Advisor recognizes that its services may be terminated or modified pursuant to this process.

         The Sub-Advisor  acknowledges that the Investment Manager and the Company intend to rely on Rules 17a-10 and 10f-3 under the ICA, to the extent  applicable,  and the  Sub-Advisor  hereby  agrees  that it shall not  consult  with any other
Sub-Advisor to the Fund or the Company with respect to  transactions  in securities  for the Fund's  portfolio or any other transactions of Fund assets.  The Sub-Advisor  further  acknowledges  that it shall not consult with any other  sub-advisor of the  Fund  that is a  principal  underwriter  or an  affiliated  person  of a  principal  underwriter  with  respect  to transactions  in securities  for the Fund's  portfolio or any other  transactions  of Fund assets,  and that its investment advisory  responsibilities  as set forth in this Agreement are limited to such discrete  portion of the Fund's portfolio as determined by the Investment Manager.

         The Sub-Advisers  shall be responsible for exercising any voting rights on any securities held by their respective
Portfolios of the Fund. The  Sub-Advisers  shall be  responsible  for the  preparation  and filing of Schedule 13G and Form
13-F reflecting the Fund's securities  holdings as part of the Sub-Advisers'  overall holdings.  The Sub-Advisers shall not be responsible  for the preparation or filing of any other reports  required of the Fund by any  governmental or regulatory agency, except as expressly agreed in writing.

2.       Investment  Advisory  Facilities.  The  Sub-Advisers,  at their  expense,  will furnish all  necessary  investment
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facilities, including salaries of personnel, required for them to execute their respective duties hereunder.

3.       Execution of Fund  Transactions.  In connection  with the investment and  reinvestment  of the assets of the Fund,
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the Sub-Advisers are responsible for the selection of  broker-dealers  to execute purchase and sale  transactions for their respective  Portfolios  of the Fund in  conformity  with the policy  regarding  brokerage as set forth in the  Registration
Statement,  or as the Directors may determine from time to time, as well as the negotiation of brokerage  commission  rates with such  executing  broker-dealers.  Generally,  the  Sub-Advisers'  primary  consideration  in placing  Fund  investment transactions with  broker-dealers  for execution will be to obtain, and maintain the availability of, best execution at the best  available  price.  To the  extent  permitted  by  applicable  law,  the  Value  Sub-Adviser  may  receive  investment transactions/instructions from the Growth Sub-Adviser for execution on behalf of the Growth Portfolio.

         Consistent with this policy, the Sub-Advisers,  in selecting  broker-dealers and negotiating  brokerage commission rates,  will take all relevant factors into  consideration,  including,  but not limited to: the best price available;  the reliability,  integrity and financial  condition of the  broker-dealer;  the size of and difficulty in executing the order;
and the value of the expected  contribution of the broker-dealer to the investment  performance of the Fund on a continuing basis.  Subject to such policies and procedures as the Directors may determine,  the Sub-Advisers  shall have discretion to effect  investment  transactions for the respective  Portfolios of the Fund under their management  through  broker-dealers
(including,  to the extent permissible under applicable law, broker-dealers  affiliated with the Sub-Advisers) qualified to obtain best execution of such  transactions who provide  brokerage and/or research  services,  as such services are defined in Section  28(e) of the  Securities  Exchange Act of 1934,  as amended (the "1934 Act"),  and to cause the Fund to pay any such  broker-dealers  an amount of commission for effecting a portfolio  investment  transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction,  if the Sub-Advisers  determine in good faith that such  amount of  commission  is  reasonable  in  relation to the value of the  brokerage  or  research  services provided by such  broker-dealer,  viewed in terms of either that  particular  investment  transaction or the  Sub-Advisers'
overall  responsibilities  with respect to the Fund and other  accounts as to which the  Sub-Advisers  exercise  investment discretion  (as  such  term is  defined  in  Section  3(a)(35)  of the  1934  Act).  Allocation  of  orders  placed  by the
Sub-Advisers  on behalf of the Fund to such  broker-dealers  shall be in such amounts and  proportions as the  Sub-Advisers shall determine in good faith in conformity with its  responsibilities  under applicable  laws, rules and regulations.  The
Sub-Advisers will submit joint or individual  reports on such allocations to the Investment  Manager regularly as requested by the Investment Manager,  in such form as may be mutually agreed to by the parties hereto,  indicating the broker-dealers to whom such allocations have been made and the basis therefor.

         Subject to the foregoing  provisions of this  paragraph 3, the  Sub-Advisers  may also consider sales of shares of the Fund and of other funds of the Company  managed by either  Sub-Adviser or their  affiliates,  or may consider or follow recommendations  of  the  Investment  Manager  that  such  sales  take  into  account,  as  factors  in  the  selection  of broker-dealers  to effect the  Fund's  investment  transactions.  Notwithstanding  the above,  nothing  shall  require  the
Sub-Advisers  to use a  broker-dealer  which  provides  research  services or to use a particular  broker-dealer  which the
Investment Manager has recommended.

         In lieu of selecting  broker-dealers to execute  transactions for the Fund, the Value Sub-Adviser may execute such transactions  for the Fund  provided  that the  Value  Sub-Adviser  "steps-out"  such  transactions  to the  broker-dealers selected by the Value  Sub-Adviser.  A step-out  is a service  provided by the New York Stock  Exchange  and other  markets which allows the Value Sub-Adviser to provide the Fund with the benefit of the Value Sub-Adviser's  execution  capabilities at no  additional  charge  and  then  transfer  or  step-out  the  confirmation  and  settlement  responsibilities  of such transactions  to the  broker-dealer(s)  selected by the Value  Sub-Adviser.  In  connection  with a  step-out,  transaction charges  shall  be  paid by the  Fund  to the  broker-dealers  selected  by the  Value  Sub-Adviser  and  not to the  Value
Sub-Adviser.

         In addition to selecting  brokers or dealers to execute  transactions  for the Fund,  the Value  Sub-Adviser  may, subject to its duty to seek best  execution  at the best  available  price,  also act as a broker for the Fund from time to time at rates not exceeding the usual and customary  broker's  commission.  Under Federal law, the Value  Sub-Adviser  must obtain  the  Investment  Manager's  consent to effect  agency  cross  transactions  for the Fund,  which  consent is hereby granted. The Value Sub-Adviser  represents,  warrants and covenants that all agency cross transactions for the Fund will be effected by the Value  Sub-Adviser  strictly in  accordance  with Rule  206(3)-2  under the  Advisers  Act. An agency cross transaction is where the Value  Sub-Adviser  purchases or sells securities from or to a non-managed  account on behalf of a client's  managed account.  Pursuant to this consent,  the Value  Sub-Adviser will only effect an agency cross  transaction for the Fund with a non-managed  account.  When the Value Sub-Adviser  crosses  transactions in connection with a step-out, the Value  Sub-Adviser  will receive a commission  from the transaction  only with respect to the  non-managed  account and will not receive a commission  from the  transaction  with respect to the Fund.  In an agency cross  transaction  where the
Value  Sub-Adviser  acts as broker for the Fund, the Value  Sub-Adviser  receives  commissions from both sides of the trade and there is a potentially  conflicting  division of loyalties and  responsibilities.  However,  as both sides to the trade want to  execute  the  transaction  at the best  price  without  moving the  market  price in either  direction,  the Value
Sub-Adviser  believes  that an agency cross  transaction  will aid both sides to the trade in obtaining  the best price for the trade.  THE COMPANY OR THE  INVESTMENT  MANAGER MAY REVOKE THIS CONSENT BY WRITTEN  NOTICE TO THE VALUE  SUB-ADVISER AT
ANY TIME.

4.       Re-Allocation of Fund Assets.  The Value  Sub-Adviser shall furnish and maintain systems and procedures to monitor
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and maintain as reasonably  practicable an allocation of net assets of the Fund between the Value  Portfolio and the Growth
Portfolio  to conform to the  investment  objectives  and  policies  described  in the  Registration  Statement,  as may be necessary  (the  "Target  Allocation").  Purchases  and sales of  securities  for the Fund  resulting  from  purchases  and redemptions  of Fund shares shall be coordinated  and managed by the  Sub-Advisers  for purposes of maintaining  the Target
Allocation.  The  Sub-Advisers  shall  cooperate  with each other and take any and all such  actions as may be necessary or appropriate for purposes of maintaining the Target Allocation.

5.       Reports by the  Sub-Advisers.  The  Sub-Advisers  shall furnish the  Investment  Manager  individual  and/or joint
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monthly,  quarterly  and  annual  reports,  as may  reasonably  be  requested  by the  Investment  Manager  concerning  the transactions,  performance,  and compliance of the Fund so that the Investment  Manager may review such matters and discuss the  management of the Fund. The  Sub-Advisers  shall permit the books and records  maintained  with respect to the Fund to be inspected and audited by the Company,  the Investment  Manager or their respective agents at all reasonable times during normal business hours upon reasonable  notice.  Each  Sub-Adviser  severally shall  immediately  notify both the Investment
Manager and the Company of any legal process  served upon it in connection  with its  activities  hereunder,  including any legal process served upon it on behalf of the Investment  Manager,  the Fund, the Value Portfolio,  the Growth Portfolio or
the  Company.  Each  Sub-Adviser  severally  shall  immediately  notify the  Investment  Manager of (1) any  changes in any information  regarding each  Sub-Adviser  or the investment  program for the Fund required to be disclosed in the Company's
Registration  Statement,  or (2) any violation of any requirement,  provision,  policy or restriction that the Sub-Advisers are required to comply with under Section 1 of this Agreement.

6.       Compensation of the  Sub-Advisers.  The amount of the  compensation  to each  Sub-Adviser is computed at an annual
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rate.  The fee shall be payable  monthly in  arrears,  based on the  average  daily net assets of each  Portfolio  for each month,  at the annual  rate set forth in Exhibit A to this  Agreement.  For  administrative  convenience,  the  parties may agree to have the aggregate fee due to the Sub-Advisers remitted to one Sub-Adviser.

         In computing the fee to be paid to each Sub-Adviser,  the net asset value of each Portfolio shall be valued as set forth in the Registration  Statement.  If this Agreement is terminated,  the payment of compensation described herein shall be prorated to the date of termination.

         The  Investment  Manager  shall  not be  considered  as a  partner  or  participant  in a joint  venture  with the
Sub-Advisers.  The  Sub-Advisers  will pay their own expenses for the  services to be provided  pursuant to this  Agreement and will not be obligated  to pay any  expenses of the  Investment  Manager,  the Fund or the Company.  Except as otherwise specifically  provided herein, the Investment  Manager,  the Fund and the Company will not be obligated to pay any expenses of either Sub-Adviser.

7.       Delivery of Documents to the  Sub-Advisers.  The  Investment  Manager has  furnished the  Sub-Advisers  with true,
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correct and complete copies of each of the following documents:

         (a)      The Articles of Incorporation of the Company, as in effect on the date hereof;

         (b)      The By-laws of the Company, as in effect on the date hereof;

         (c)      The resolutions of the Directors  approving the engagement of the  Sub-Advisers as portfolio  managers of
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                  the Fund and approving the form of this Agreement;

         (d)      The resolutions of the Directors  selecting the Investment  Manager as investment manager to the Fund and approving the form of the Management Agreement;

         (e)      The Management Agreement;

         (f)      The Code of Ethics of the Company and of the Investment Manager, as in effect on the date hereof;

(g)      The Registration Statement; and

         (h)      A list of companies the securities of which are not to be bought or sold for the Fund.

         The  Investment  Manager  will  furnish the  Sub-Advisers  from time to time with  copies,  properly  certified or otherwise  authenticated,  of all amendments of or supplements to the foregoing,  if any. Such amendments or supplements as to items (a)  through  (g)  above  will be  provided  within 30 days of the time such  materials  become  available  to the
Investment  Manager.  Such  amendments or  supplements  as to item (h) above will be provided not later than the end of the business  day next  following  the date  such  amendments  or  supplements  become  known to the  Investment  Manager.  Any amendments or supplements to the foregoing will not be deemed  effective with respect to the  Sub-Advisers  until the Value
Sub-Adviser's  receipt  thereof.  The Investment  Manager will provide such additional  information as the Sub-Advisers may reasonably request in connection with the performance of its duties hereunder.

8.       Delivery of Documents to the Investment Manager.  Each Sub-Adviser has furnished the Investment Manager with true,
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correct and complete copies of each of the following documents:

(a)      The Sub-Adviser's Form ADV as filed with the Securities and Exchange Commission as of the date hereof;

(b)      The Sub-Adviser's most recent balance sheet;

(c)      Separate lists of persons who each Sub-Adviser  wishes to have authorized to give written and/or oral instructions to Custodians of Company assets for the Fund; and

(d)      The Code of Ethics of each Sub-Adviser, as in effect on the date hereof.

         Each  Sub-Adviser  will  furnish the  Investment  Manager  from time to time with  copies,  properly  certified or otherwise  authenticated,  of all amendments of or supplements  to the  foregoing,  if any. Such  amendments or supplements will be provided  within 30 days of the time such  materials  become  available  to the  Sub-Advisers.  Any  amendments  or supplements  to the foregoing  will not be deemed  effective  with respect to the  Investment  Manager until the Investment
Manager's receipt thereof.  Each Sub-Adviser  severally will provide  additional  information as the Investment Manager may reasonably request in connection with each Sub-Adviser's performance of its duties under this Agreement.

9.       Confidential  Treatment.  Except as may be required by law, the parties hereto  understand that any information or
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recommendation  supplied by either  Sub-Adviser in connection with the performance of their obligations  hereunder is to be regarded as confidential  and for use only by the Investment  Manager,  the Company or such persons the Investment  Manager may  designate  in  connection  with the  Fund.  The  parties  also  understand  that any  information  supplied  to either
Sub-Adviser in connection  with the performance of its obligations  hereunder,  particularly,  but not limited to, any list of  securities  which may not be bought or sold for the Fund,  is to be  regarded as  confidential  and for use only by the
Sub-Adviser in connection with its obligation to provide investment advice and other services to the Fund.

10.      Representations  of the Parties.  Each party hereto hereby further  represents and warrants to the other that: (i)
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it is  registered as an  investment  adviser under the Advisers Act and is registered or licensed as an investment  adviser under the laws of all  jurisdictions in which its activities  require it to be so registered or licensed;  and (ii) it will use its  reasonable  best efforts to maintain each such  registration  or license in effect at all times during the term of this  Agreement;  and (iii) it will promptly  notify the other if it ceases to be so  registered,  if its  registration  is suspended for any reason,  or if it is notified by any regulatory  organization or court of competent  jurisdiction that it should show cause why its  registration  should not be suspended or  terminated;  and (iv) it is duly  authorized  to enter into this Agreement and to perform its obligations hereunder.

         Each Sub-Adviser  further represents that it has adopted a written Code of Ethics in compliance with Rule 17j-1(b)
of the ICA.  Each  Sub-Adviser  shall be  subject  to such Code of Ethics  and shall not be  subject  to any other  Code of
Ethics,  including  the  Investment  Manager's  Code  of  Ethics,  unless  specifically  adopted  by the  Sub-Adviser.  The
Investment  Manager further  represents and warrants to each Sub-Adviser that (i) the appointment of the Sub-Adviser by the
Investment  Manager  has been duly  authorized  and (ii) it has  acted  and will  continue  to act in  connection  with the transactions  contemplated  hereby,  and the  transactions by the Investment  Manager or Fund  contemplated  hereby are, in conformity with the ICA, the Company's governing documents and other applicable law.

11.      Liability.  In the absence of willful  misfeasance,  bad faith,  gross negligence or reckless disregard for their
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obligations  hereunder,  the  Sub-Advisers  shall not be liable to the Company,  the Fund, the Fund's  shareholders  or the
Investment  Manager  for any act or  omission  resulting  in any  loss  suffered  by the  Company,  the  Fund,  the  Fund's shareholders  or the  Investment  Manager in  connection  with any service to be provided  herein.  The Federal laws impose responsibilities  under certain circumstances on persons who act in good faith, and therefore,  nothing herein shall in any way constitute a waiver or limitation of any rights which the Company,  the Fund or the  Investment  Manager may have under applicable law.  The liability of the Sub-Advisers under this Agreement shall be joint and several.

12.      Other  Activities of the  Sub-Advisers.  The  Investment  Manager  agrees that the  Sub-Advisers  and any of their
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partners or  employees,  and persons  affiliated  with the  Sub-Advisers  or with any such partner or employee,  may render investment  management or advisory services to other investors and  institutions,  and that such investors and institutions may own,  purchase or sell,  securities or other  interests in property that are the same as, similar to, or different from those which are selected for purchase,  holding or sale for the Fund.  The Investment  Manager  further  acknowledges  that the  Sub-Advisers  shall be in all  respects  free to take  action  with  respect to  investments  in  securities  or other interests in property that are the same as,  similar to, or different  from those  selected for  purchase,  holding or sale for the  Fund.  The  Investment  Manager  understands  that  the  Sub-Advisers  shall  not  favor  or  disfavor  any of the
Sub-Advisers' clients or class of clients in the allocation of investment  opportunities,  so that to the extent practical, such  opportunities  will be  allocated  among the  Sub-Advisers'  clients  over a period  of time on a fair and  equitable basis.  Nothing in this Agreement shall impose upon the  Sub-Advisers  any obligation to (i) purchase or sell, or recommend for purchase or sale,  for the Fund any security  which the  Sub-Advisers,  their  partners,  affiliates  or employees  may purchase or sell for the  Sub-Advisers or such partner's,  affiliate's or employee's own accounts or for the account of any other client of the Sub-Advisers,  advisory or otherwise,  or (ii) to abstain from the purchase or sale of any security for the  Sub-Advisers'  other  clients,  advisory or otherwise,  which the  Investment  Manager has placed on the list provided pursuant to paragraph 7(h) of this Agreement.

13.      Continuance  and  Termination.  This  Agreement  shall  remain in full force and effect for one year from the date
         -----------------------------
hereof,  and is  renewable  annually  thereafter  by  specific  approval of the  Directors  or by vote of a majority of the outstanding  voting  securities of the Fund.  Any such renewal shall be approved by the vote of a majority of the Directors who are not  interested  persons  under  the ICA,  cast in person at a meeting  called  for the  purpose  of voting on such renewal.  This Agreement may be terminated  without penalty at any time by the Investment  Manager or each Sub-Adviser upon
60 days  written  notice,  and will  automatically  terminate  in the event of (i) its  "assignment"  by each party to this
Agreement,  as such term is  defined in the ICA,  subject  to such  exemptions  as may be  granted  by the  Securities  and
Exchange  Commission by rule,  regulation or order,  or (ii) upon  termination of the Management  Agreement,  provided that each Sub-Adviser has received prior written notice thereof.

14.      Notification.  Each Sub-Adviser  will notify the Investment  Manager within a reasonable time of any change in the
         ------------
personnel of the Sub-Adviser with  responsibility  for making investment  decisions in relation to the Fund (the "Portfolio
Manager(s)") or who have been  authorized to give  instructions to the Custodian.  The Growth  Sub-Adviser  will notify the
Investment  Manager of any changes in the membership of its general  partners  within a reasonable  time after such change.
The Sub-Advisers shall be responsible  jointly for reasonable  out-of-pocket  costs and expenses incurred by the Investment
Manager,  the Fund or the  Company  to amend or  supplement  the  Company's  Prospectus  to  reflect a change in  Portfolio
Manager(s)  or  otherwise  to comply with the ICA,  the  Securities  Act of 1933,  as amended (the "1933 Act") or any other applicable statute,  law, rule or regulation,  as a result of such change;  provided,  however, that the Sub-Advisers shall not be  responsible  for such costs and expenses  where the change in Portfolio  Manager(s)  reflects  the  termination  of employment of the Portfolio  Manager(s)  with the  Sub-Advisers  and their  affiliates or is the result of a request by the
Investment Manager or is due to other circumstances beyond the Sub-Advisers' control.

         Any notice,  instruction or other  communication  required or  contemplated by this Agreement shall be in writing.
All such  communications  shall be addressed to the  recipient at the address set forth below,  provided  that either party may, by notice, designate a different recipient and/or address for such party.

Investment Manager:        American Skandia Investment Services, Incorporated
                           Gateway Center Three
                           100 Mulberry Street
                           Newark, NJ 07102
                           Attention:  Robert F. Gunia
                           Executive Vice President

Value Sub-Adviser:         Sanford C. Bernstein & Co., LLC
                           767 Fifth Avenue
                           New York, New York 10153
                           Attention:  J. Philip Clark

                           With Copy to:  Louis T. Mangan, Senior Vice President and Counsel

Growth Sub-Adviser:        Alliance Capital Management L.P.
                           1345 Avenue of the Americas
                           New York, NY 10105
                           Attention:  Richard Winge

                           With Copy to:  Mark R. Manley, Senior Vice President and Counsel

Company:                   American Skandia Advisor Funds, Inc.
                           One Corporate Drive
                           Shelton, Connecticut 06484
                           Attention:  Law Department

15.      Indemnification.  The  Sub-Advisers,  jointly and  severally,  agree to indemnify and hold harmless the Investment
         ---------------
Manager,  any affiliated  person within the meaning of Section 2(a)(3) of the ICA  ("affiliated  person") of the Investment
Manager and each person,  if any who,  within the meaning of Section 15 of the 1933 Act,  controls  ("controlling  person")
the Investment  Manager,  against any and all losses,  claims,  damages,  liabilities or litigation  (including  reasonable legal and  other  expenses),  to which the  Investment  Manager  or such  affiliated  person or  controlling  person of the
Investment  Manager may become subject under the 1933 Act, the ICA, the Advisers Act,  under any other  statute,  law, rule or  regulation  at common law or  otherwise,  arising out of either  Sub-Adviser's  responsibilities  hereunder  (1) to the extent of and as a result of the  willful  misconduct,  bad faith,  or gross  negligence  by such  Sub-Adviser,  any of the
Sub-Advisers'  employees or representatives or any affiliate of or any person acting on behalf of such Sub-Adviser,  or (2)
as a result of any  untrue  statement  or alleged  untrue  statement  of a  material  fact  contained  in the  Registration
Statement,  including  any  amendment  thereof or any  supplement  thereto,  or the  omission or alleged  omission to state therein a material fact required to be stated therein or necessary to make the statement  therein not  misleading,  if such a  statement  or omission  was made in  reliance  upon and in  conformity  with  written  information  furnished  by either
Sub-Adviser to the Investment Manager,  the Fund, the Company or any affiliated person of the Investment Manager,  the Fund or the Company or upon verbal  information  confirmed  by such  Sub-Adviser  in writing,  or (3) to the extent of, and as a result of, the failure of either  Sub-Adviser  to  execute,  or cause to be  executed,  portfolio  investment  transactions according  to the  requirements  of the ICA;  provided,  however,  that in no case is the  Sub-Adviser's  joint and several
                                              --------   -------
indemnity in favor of the Investment  Manager or any  affiliated  person or  controlling  person of the Investment  Manager deemed to protect  such person  against any  liability  to which any such person  would  otherwise  be subject by reason of willful  misconduct,  bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         The Investment  Manager  agrees to indemnify and hold harmless each  Sub-Adviser,  any  affiliated  person of each
Sub-Adviser  and each  controlling  person of each  Sub-Adviser,  if any,  against  any and all  losses,  claims,  damages, liabilities or litigation  (including  reasonable legal and other  expenses),  to which such Sub-Adviser or such affiliated person or controlling  person of each  Sub-Adviser  may become subject under the 1933 Act, the ICA, the Advisers Act, under any  other  statute,  law,  rule or  regulation,  at common  law or  otherwise,  arising  out of the  Investment  Manager's responsibilities  as  investment  manager of the Fund (1) to the extent of and as a result of the willful  misconduct,  bad faith, or gross negligence by the Investment Manager,  any of the Investment  Manager's employees or representatives or any affiliate  of or any person  acting on behalf of the  Investment  Manager,  or (2) as a result of any untrue  statement  or alleged untrue statement of a material fact contained in the  Registration  Statement,  including any amendment  thereof or any supplement  thereto or the omission or alleged  omission to state therein a material fact required to be stated therein or  necessary  to make the  statement  therein  not  misleading,  if such a statement  or  omission  was made other than in reliance upon and in conformity  with written  information  furnished by either  Sub-Adviser,  or any affiliated  person of such Sub-Adviser or other than upon verbal information  confirmed by such Sub-Adviser in writing;  provided,  however, that
                                                                                                   --------   -------
in no case is the Investment  Manager's  indemnity in favor of such  Sub-Adviser  or any  affiliated  person or controlling person of each  Sub-Adviser  deemed to protect such person  against any liability to which any such person would  otherwise be subject by reason of willful  misconduct,  bad faith or gross  negligence in the  performance of its duties or by reason of its reckless  disregard of its obligations and duties under this Agreement.  It is agreed that the Investment  Manager's indemnification  obligations under this Section 15 will extend to expenses and costs (including  reasonable attorneys fees)
incurred  by  either  Sub-Adviser  as a  result  of  any  litigation  brought  by  the  Investment  Manager  alleging  such
Sub-Adviser's  failure to perform its obligations  and duties in the manner  required under this Agreement  unless judgment is rendered for the Investment Manager.

16.      Conflict of Laws. The provisions of this Agreement shall be subject to all applicable  statutes,  laws,  rules and
         ----------------
regulations,  including,  without limitation,  the applicable  provisions of the ICA and rules and regulations  promulgated thereunder.  To the extent that any provision  contained  herein  conflicts  with any such  applicable  provision of law or regulation,  the latter shall control.  The terms and provisions of this  Agreement  shall be interpreted  and defined in a manner  consistent  with the  provisions and  definitions  of the ICA. If any provision of this Agreement  shall be held or made invalid by a court  decision,  statute,  rule or otherwise,  the remainder of this  Agreement  shall  continue in full force and effect and shall not be affected by such invalidity.

17.      Amendments,  Waivers, etc. Provisions of this Agreement may be changed,  waived,  discharged or terminated only by
         --------------------------
an instrument in writing signed by the party against which enforcement of the change,  waiver,  discharge or termination is sought.  This Agreement  (including  Exhibit A hereto) may be amended at any time by written mutual consent of the parties, subject to the requirements of the ICA and rules and regulations promulgated and orders granted thereunder.

18.      Governing  State Law. This  Agreement is made under,  and shall be governed by and  construed in accordance  with,
         --------------------
the laws of the State of Connecticut.

                                        (Balance of Page Left Blank Intentionally)

19.      Severability.  Each  provision of this  Agreement is intended to be severable.  If any provision of this Agreement
         ------------
is held to be illegal or made invalid by court  decision,  statute,  rule or otherwise,  such illegality or invalidity will not affect the validity or enforceability of the remainder of this Agreement.

The effective date of this Agreement is May 1, 2003.

FOR THE INVESTMENT MANAGER:

AMERICAN SKANDIA INVESTMENT SERVICES, INCORPORATED and PRUDENTIAL INVESTMENTS LLC

___________________________________
Robert F. Gunia
Executive Vice President

Date:    ____________________________

Attest:  ____________________________

FOR THE VALUE SUB-ADVISER:

SANFORD C. BERNSTEIN & CO., LLC

___________________________________
Name:
Title:

Date:    ____________________________

Attest:  ____________________________

FOR THE GROWTH SUB-ADVISER:

ALLIANCE CAPITAL MANAGEMENT L.P.

BY:      Alliance Capital Management
         Corporation, its General Partner

___________________________________
Mark R. Manley
Assistant Secretary

Date:    ____________________________

Attest:  ____________________________

                                           American Skandia Advisor Funds, Inc.
                                        ASAF Alliance/Bernstein Growth + Value Fund
                                                  Sub-Advisory Agreement

                                                         EXHIBIT A
                                                         ---------

The following annual rate is applicable to the Growth Sub-Adviser:
------------------------------------------------------------------

         An annual rate equal to .40% of the combined average daily net assets of the Growth Portfolio of the Fund and the
Growth Portfolio of the series of American Skandia Trust that is managed by the Sub-Adviser and identified by the
Sub-Adviser and the Investment Manager as being similar to the Fund (specifically, the Growth portion of the AST
Alliance/Bernstein Growth + Value Portfolio).

The following annual rate is applicable to the Value Sub-Adviser:
-----------------------------------------------------------------

         An annual rate equal to .40% of the combined average daily net assets of the Value Portfolio of the Fund and the
Value Portfolio of the series of American Skandia Trust that is managed by the Sub-Adviser and identified by the
Sub-Adviser and the Investment Manager as being similar to the Fund (specifically, the Value portion of the AST
Alliance/Bernstein Growth + Value Portfolio).